                              SERVICING AGREEMENT

      THIS SERVICING AGREEMENT (THE "AGREEMENT") is made as of this 15th day of August, 2018, by and among American United Life Insurance Company, Inc. and OneAmerica Securities, Inc., (the "Company"), an Indiana corporation having an address at One American Square, P.O. Box 368, Indianapolis, IN 46206 and Natixis Distribution, L.P., a Delaware limited partnership ("Natixis Distribution"), having an address at 888 Boylston Street, Boston, MA 02199.

      WHEREAS, the Company has been appointed by certain qualified and non-qualified plans (the "Plan(s)" or the "Client(s)") to provide administrative support services, that may include, but are not limited to, some or all of the services as set forth in this Agreement (the "Services");

      WHEREAS, Natixis Distribution is the distributor of certain registered investment companies referenced on SCHEDULE A annexed hereto (each a "Fund"); and

      WHEREAS, the Parties wish to facilitate the purchase and redemption of shares of the Funds (the "Shares"), through and in accordance with the Rules & Procedures Manual of the National Securities Clearing Corporation, as amended from time to time, (the "Rules of the NSCC") on behalf of the Plans and the Plans' participants through one or more accounts in the Funds ("Account").

      NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound and agree as follows:

                                   AGREEMENT

1.    ROLE OF THE COMPANY: APPOINTMENT & SERVICES.

(A) Natixis Distribution hereby appoints the Company as its agent for the sole and limited purpose of accepting purchase, exchange and redemption orders for Shares purchased, exchanged or redeemed by the Plans ("orders"). The Company hereby accepts its appointment on the terms and conditions set forth herein. Notwithstanding anything in this Agreement to the contrary, the Company shall not be acting as agent for Natixis Distribution in any manner whatsoever, except as set forth herein.

(B) Either directly or in conjunction with a recordkeeper or other service providers appointed by the Plans, the Company shall provide the Services for the plan participants (the "Participants") having an interest in Shares of the Funds purchased by the Plans for which the Company provides the Services. The Accounts will be held of record by the Plan or the Company; separate accounts for Participants will not be maintained by Natixis Distribution, the Funds or their agents.

2. INCORPORATION OF THE RULES OF THE NSCC. The Rules of the NSCC, including the rules and procedures applicable to the utilization of the Defined Contribution Clearing and Settlement System ("DCC&S), as amended from time to time (the "Procedures"), are hereby made a part of this Agreement as set forth on SCHEDULE C, attached hereto. Notwithstanding anything to the contrary, the Procedures applicable to the transmission of information and instructions, and the settlement of transactions, shall be followed in all instances. SECTIONS 4 AND 5 OF THIS AGREEMENT SHALL APPLY AS THE OPERATIONAL PROCEDURES FOR THIS AGREEMENT ONLY IN THE EVENT THAT THE NSCC IS UNAVAILABLE FOR WHATEVER REASON.

3. TERM. The term of this Agreement shall commence on the date first set forth above and shall continue until the earliest to occur of the following (the "Termination Date"):

      (A) This Agreement is terminated by mutual written consent of the Parties hereto, which consent shall not be unreasonably withheld;

      (B) This Agreement is terminated by written notice from the Company to Natixis Distribution, provided that the Company shall only be able to terminate this Agreement under this Section 3(B) following the occurrence of a material breach by Natixis Distribution of any of its representations, warranties, covenants or agreements hereunder; provided, however that Natixis Distribution shall be allowed thirty
            (30) days post notice of such breach to cure such breach.

      (C) This Agreement is terminated by written notice from Natixis Distribution to the Company, provided that Natixis Distribution shall only be able to terminate this Agreement under this Section 2(C) following the occurrence of a material breach by the Company of any of its representations, warranties, covenants or agreements hereunder; provided, however, that the Company shall be allowed thirty (30) days post notice of such breach to cure such breach; or

      (D) The first anniversary of the date of this Agreement; provided that, this Agreement shall be automatically renewed for successive one (1) year terms unless (i) a Party not less than thirty (30) days prior to the expiration date of the initial term or any renewal term notifies the other Party in writing that the Agreement will not be renewed or (ii) the Agreement is otherwise terminated pursuant to
            (A), (B) or (C) above.

      The termination of this Agreement shall not relieve the Company or Natixis Distribution of any obligation hereunder that accrued prior to such termination.

4. INFORMATION PROVIDED BY NATIXIS DISTRIBUTION. (a) Natixis Distribution, through its designated agent, agrees to provide to the Company on each business day that the New York Stock Exchange ("NYSE") is open for business (the "Business Day") (i) net asset value ("NAV") information as determined at or about the close of trading (currently 4:00 P.M. Eastern Time ("ET")) on the NYSE (the "Close of Trading"); (ii) dividend and capital gains distribution information as it becomes available; and (iii) in the case of income Funds, the daily accrual or interest rate factor (mil rate) information. Natixis Distribution, through its designated agent, will make best efforts to provide NAV information, and income accrual, dividend payment and capital gains information to the Company by 7:30 P.M. ET on each Business Day.

      (b) Natixis Distribution, through its designated agent, will provide the Company with (i) confirmation with respect to each Instruction (as defined below), to the Company under Section 5 herein no later than the start of trading of the NYSE on the Business Day following the date on which the Instruction is deemed to be received by Natixis Distribution; (ii) share positions for each Fund; and (iii) such other reports as may be reasonably requested by the Company.

5. INSTRUCTIONS AND SETTLEMENT. Instructions to purchase and redeem Shares by the Plan shall be effected as provided in this Section 5.

      (a) The Company shall transmit to Natixis Distribution, through its designated agent, instructions to purchase or redeem Shares of the Funds for Accounts that have been or will be opened with the Funds for the Plans (the "Instructions").

      (b) The Company will facilitate the clearing for the purchase and redemption of trades of Shares for the Plans (the "Trades") in accordance with the terms as set forth in this Agreement. Purchases and redemptions for the Plans shall be made at the NAV determined as of the Close of Trading on the Business Day that an Instruction to purchase or redeem shares is received by the Company, provided that (i) the Company receives Instructions from Participants or Plan Representatives prior to the Close of Trading on that Business Day; and
(ii) Natixis Distribution, through its designated agent, receives the Instructions from the Company by 9:30 A.M. ET on the next following Business Day. Instructions received by the Company from Participants or Plan Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. The Company has in place and at all times during the term of this Agreement and will maintain internal controls reasonably designed to prevent Participant and Plan orders received after the Close of Trading on a Business Day from being aggregated with orders properly received before such time.

      (c) Payment for net purchases of Shares attributable to all Instructions executed for the Accounts on a given Business Day will be wired by the Company no later than 3:00 P.M. ET on the next Business Day ("T+1") to a custodial account designated by Natixis Distribution, through its designated agent,.

      (d) Natixis Distribution, through its designated agent, agrees that payment for redemptions of Shares attributable to all Instructions executed for the Client Accounts on a given Business Day will be wired by Natixis Distribution, through its designated agent, on the next Business Day following the Business Day after receipt of Instructions by Natixis Distribution, through its designated agent, ("T+2"), such settlement to be wired by no later than 3:00 P.M. ET to an account designated by the Company.

6. COMPENSATION TO THE COMPANY. Natixis Distribution will pay a fee as listed in SCHEDULE A to the Company in consideration for the Services provided by the Company pursuant to this Agreement, solely with respect to the Funds listed on such SCHEDULE A. The parties agree that the Funds and Fees listed on SCHEDULE A may be amended from time to time by Natixis Distribution upon written notice to Company. For the Services as set forth in the Agreement, Natixis Distribution shall pay a quarterly fee to the Company based upon the month end value of each account at an annual rate, set forth on attached SCHEDULE A, of the average daily net assets of the Funds held in each account. Invoices with respect to fees paid to the Company shall be prepared by the Company and be delivered to Natixis Distribution by no later than thirty (30) days following the end of the applicable calendar quarter. Invoices shall be sent electronically to invoices@natixis.com and FIANatixisInvoice@dstsystems.com. Such invoice shall include information regarding the fund level breakdown of assets per Fund. Company's billing department shall work with Natixis Distribution Finance Department to establish proper documentation prior to the first invoice being received.

7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

(A)   Each of the Parties represents and warrants to the other as follows:

      (1) Such Party is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business in each other jurisdiction where it is required to be so qualified;

      (2) This Agreement, and the other agreements and instruments entered into by such Party in connection with this Agreement (the "Transaction Documents"), have been duly authorized and executed by such Party, and represent the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with their respective terms;

      (3) The execution, delivery and performance by such Party of the Transaction Documents does not violate, conflict with or constitute a breach of any provision of any Federal, state or local law applicable to such Party, the organizational documents of such Party or any material agreement, contract, consent decree, order or other instrument to which such Party is a Party or by which such Party is bound;

      (4) Other than a consent previously obtained, no consent or other action of any third party is necessary for such Party to execute, deliver or perform the Transaction Documents;

      (5) The Company and Natixis Distribution are not affiliated with each other in any way and neither will represent or imply in any way that either has any relationship with the other except as described in this Agreement. Neither will use the other's name and/or logo in advertising or marketing material, or otherwise, without the other's prior written consent, except that each may use the name of the other as may be necessary in their respective regulatory filings; and

      (6) At all times, the Parties shall comply, and the Company shall use reasonable efforts to cause its affiliates or designees, if any, through which it carries out the Services hereunder, to comply, with all applicable federal and state laws and regulations, including, but not limited to, the Investment Company Act of 1940 (the "1940 Act"), the Securities Act of 1933 (the "1933 Act"), the Securities and Exchange Act of 1934 (the "1940 Act") and the Employee Retirement Income Security Act of 1974 ("ERISA") (all as amended).

(B)   Natixis Distribution represents, warrants, and covenants that:

      (1) The Funds utilizes the transfer agency services of a duly registered transfer agent under Section 17A of the 1934 Act, which agent is a designated agent of the Funds and Natixis Distribution;

      (2) The Funds are series of investment companies registered under the 1940 Act and Shares sold by the Funds are, and will be, registered under the 1933 Act;

      (3) Except as indicated on SCHEDULE A, Shares of the Funds are properly registered with the U.S. Securities and Exchange Commission and all regulatory requirements necessary to permit Shares to be sold in accordance with the terms of this Agreement have been satisfied for all fifty states and the District of Columbia. Natixis Distribution will notify the Company if there is any change in the registration or qualification for sale of any Shares;

      (4) The Company is not responsible for any information contained in any prospectus, registration statement, annual report, proxy statement, or item of advertising, marketing material or any other document prepared by Natixis Distribution or its affiliate that relates to any Fund.

(C)   The Company represents, warrants and covenants that:

      (1) To the extent the Company is subject to the provisions of the Financial Modernization Act of 1999 and other laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, the Company and its designee will perform only those activities consistent with its statutory and regulatory obligations and will act solely as agent for, upon the order of, and for the account of, the Plan;

      (2) For all purposes of this Agreement, the Company is an independent contractor, and has no authority to act as limited agent for any of the Funds in any matter or in any respect, except as provided in this Agreement, and except that if the Company transmit purchase and redemption instructions to any of the Funds or their agent after the Close of Trading, then the Company and its designee will be considered such Fund's agent for purposes of Rule 22c-l under the 1940 Act.

      (3) Natixis Distribution is not responsible for any information communicated to the Plan or Participants that is not contained in any prospectus, registration statement, annual report, proxy statement or item of advertising, marketing material or any other document prepared by Natixis Distribution, through its designated agent, or its affiliate that relates to any Fund.

8. INDEMNIFICATION. The Company does hereby agree to indemnify, defend and hold harmless Natixis Distribution, and its affiliates, agents, designees, officers, directors, representatives and employees (collectively, the "Natixis Parties") from and against any claims, liabilities, costs, attorneys' fees and legal costs, expenses, indirect or direct losses, damages and penalties (collectively, "Costs"), incurred by any such Natixis Party from or relating to
(A) any material breach by the Company of any representation, warranty, agreement or other obligation contained in this Agreement; and (B) negligence or willful misconduct on the part of the Company in performing the Services required under this Agreement, (C) any error or omission by the Company in an Instruction that results in costs; (D) such Natixis Party's investigation, preparation or defense of any of the foregoing.

      Natixis Distribution does hereby agree to indemnify, defend and hold harmless the Company, its affiliates, agents, designees, officers, directors, representatives, and employees (collectively, the "Company Parties") from and against any claims, liabilities, costs, attorneys' fees and legal costs, expenses, indirect or direct losses, damages and penalties (collectively, "Costs") incurred by any such Company Party arising from or relating to (A) any material breach by Natixis Distribution of any representation, warranty, agreement or other obligation contained in this Agreement; (B) negligence or willful misconduct on the part of Natixis Distribution in its performance of its obligations hereunder; (C) any untrue statement or alleged untrue statement of material fact contained in the registration statement of the Funds, prospectus of the Funds, any sales literature of the Funds or any other document prepared by Natixis Distribution or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (D) such the Company Party's investigation, preparation or defense of any of the foregoing.

9. NON-EXCLUSIVITY. The Parties may enter into other similar servicing Agreements with any other person or persons without the other's consent.

10. AMENDMENT AND WAIVER. Any of the terms of this Agreement may be waived, amended or modified in whole or in part only by a writing signed by the Parties hereto. No failure of any Party to insist upon strict performance of any provision of this Agreement shall constitute a waiver.

11. ENTIRE AGREEMENT. This Agreement, together with its accompanying schedule(s), constitutes the entire Agreement between the Parties with respect to the subject matter herein and there are no agreements, representations or warranties between the Parties other than those set forth or provided for herein.

12. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of law thereof.

13. ASSIGNMENT BY THE COMPANY. The Company may assign its rights and obligations under this Agreement to any subsidiary, affiliate or successor by merger or consolidation upon written notice to Natixis Distribution. Natixis Distribution may assign its rights and obligations under this Agreement to any subsidiary, affiliate or successor by mergers, consolidation or name change, without the prior written consent of the Company.

14. NOTICE. Any notice, demand, consent, election, offer, approval, request or other communication (collectively, a "Notice") required or permitted under this Agreement must be in writing and either delivered personally, by a nationally recognized overnight courier, or sent by certified or registered mail, postage prepaid, return receipt requested. A Notice must be addressed to a Party as follows:

IF TO THE COMPANY TO:                  IF TO NATIXIS DISTRIBUTION TO:
American United Life                   Natixis Distribution, L.P.
P.O. Box 368                           888 Boylston Street
Indianapolis, IN 46206                 Boston, MA 02199
Attention:                             Attention: General Counsel
                                       With a copy to: President

A Notice delivered personally will be deemed given only when acknowledged in writing by the party to whom it is delivered. A Notice delivered via a nationally recognized overnight courier shall be deemed given as of the next Business Day after it is sent. A Notice that is sent via mail will be deemed given three (3) Business Days after it is mailed. The address specified by a party above for notices to be sent may be changed by such party by written notice to the other party.

15. PRIVACY; CONFIDENTIALITY. In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

In addition, the parties agree that all non-public books, records, information and data pertaining to the business of the other that are exchanged or received pursuant to this Agreement shall remain confidential and shall not be voluntarily disclosed by either party without the prior written consent of the other, except as otherwise required by law or order of any court, governmental agency or regulatory body of competent jurisdiction.

16.   MISCELLANEOUS.

(A)   ANTI-MONEY LAUNDERING.

      (a) The Company warrants that the Company:

      (i) has established policies and procedures designed to prevent and detect money laundering, including processes to meet the anti-money laundering requirements of the USA PATRIOT Act [HR 3162, Pub. L. No. 107-56 (2001)] and the rules and regulations promulgated thereunder;

      (ii) has identified, and will continue to identify, the Client(s) for whom it acts and the sources of funds for all Client(s) for whom it acts and will retain all documentation, as may be required, necessary to identify those Client(s) and the source of funds; and

      (iii) does not believe, and has no reason to believe, that any Client(s) for whom it acts are engaged in money laundering activities or are associated with any terrorist or other individuals, entities, or organizations sanctioned by the United States or the jurisdictions in which the Company does business.

      (b) The Company will notify Natixis Distribution in the event it believes, or has reason to believe, that any of the Client(s) for whom it acts hereunder are engaged in money laundering activities or are associated with any terrorist or other individuals, entities or organizations sanctioned by the United States or the jurisdictions in which the Firm does business.

(B) GRAMM LEACH BLILEY. The Company acknowledges that the Gramm-Leach Bliley Act, the rules and regulations thereunder, and relevant state laws and regulations adopted or enacted pursuant thereto (collectively the "GLBA") impose certain requirements and restrictions on it regarding the privacy of nonpublic personal information of customers and consumers. Such requirements and restrictions include, but are not limited to, requirements to disclose privacy policies and practices and required actions to protect the confidentiality and security of nonpublic personal information of customers and consumers. The Company agrees that to the extent applicable under this Agreement, it shall comply with GLBA and that it understands that the terms "customer", "consumer", and "nonpublic personal information" will have the definitions set forth in GLBA.

(C) The Company agrees and acknowledges that Natixis Distribution, through its designated agent, may hold any transaction request for up to seven (7) days, or refuse to sell shares of any Fund to any person or suspend or terminate the offering of shares of any Fund for the accounts of "frequent traders" as described in the Fund's prospectus, if such action is required by law or by regulatory authorities having jurisdiction or if such action is necessary in the best interests of the shareholders of any Fund. The Company agrees to promptly and fully cooperate with any reasonable request made by Natixis Distribution to address any issue regarding market-timing activity by the Company's clients holding shares of the Funds in any of the Company Client Account in accordance with the applicable provisions of Rule 22c-2 of the Investment Company Act of 1940 as referenced in Schedule D of the Agreement.

(D) The Company agrees and acknowledges that all purchases and sales of Fund Shares are subject to the terms of the applicable Fund's prospectus ("Prospectus") and statement of additional information ("SAI") (including, when applicable, the assessment of short-term trading fees).

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

THE COMPANY

The Company Name: American United Life Insurance Company, Inc

By:    /s/ Terry Burns
       ------------------------------------------

Name:  Terry Burns
       ------------------------------------------

Title: Assistant Vice President
       ------------------------------------------

The Company Name: OneAmerica Securities, Inc.

By:    /s/ Matthew T Fleetwood
       ------------------------------------------

Name:  Matthew T Fleetwood
       ------------------------------------------

Title: President
       ------------------------------------------

NATIXIS DISTRIBUTION, L.P.

By:    Natixis Distribution Corporation, its general partner

By:    /s/ Beatriz Pina Smith
       ------------------------------------------

Name:  Beatriz Pina Smith
       ------------------------------------------

Title: CFO
       ------------------------------------------

                                   SCHEDULE A

                                                                SHARE        12B-1 FEE      SERVICE
FUND                                                            CLASS          RATE+       FEE RATE      TICKER
---------------------------------------------------------  ---------------  -----------  ------------  ----------
BOND FUNDS:
Loomis Sayles Strategic Alpha Fund                                A              25           20         LABAX
Loomis Sayles Strategic Alpha Fund                                Y              0            20         LASYX
Loomis Sayles Strategic Alpha Fund                                N              0             0         LASNX
Loomis Sayles Bond Fund                                         Admin            50           10         LBFAX
Loomis Sayles Bond Fund                                        Retail            25           10         LSBRX
Loomis Sayles Bond Fund                                     Institutional        0            20         LSBDX
Loomis Sayles Bond Fund                                           N              0             0         LSBNX
Loomis Sayles Core Disciplined Alpha Bond Fund              Institutional        0             0         LSABX
Loomis Sayles Core Plus Bond Fund                                 A              25           20         NEFRX
Loomis Sayles Core Plus Bond Fund                                 Y              0            20         NERYX
Loomis Sayles Core Plus Bond Fund                                 N              0             0         NERNX
Loomis Sayles Global Bond Fund                                 Retail            25           10         LSGLX
Loomis Sayles Global Bond Fund                              Institutional        0            20         LSGBX
Loomis Sayles Global Bond Fund                                    N              0             0         LSGNX
Loomis Sayles High Income Fund                                    A              25           20         NEFHX
Loomis Sayles High Income Fund                                    Y              0            20         NEHYX
Loomis Sayles High Income Fund                                    N              0             0         LSHNX
Loomis Sayles Inflation Protected Securities Fund              Retail            25           10         LIPRX
Loomis Sayles Inflation Protected Securities Fund           Institutional        0            15*        LSGSX
Loomis Sayles Inflation Protected Securities Fund                 N              0             0         LIPNX
Loomis Sayles Intermediate Duration Bond Fund                     A              25           20         LSDRX
Loomis Sayles Intermediate Duration Bond Fund                     Y              0            15         LSDIX
Loomis Sayles Investment Grade Bond Fund                        Admin            50           20         LIGAX
Loomis Sayles Investment Grade Bond Fund                          A              25           20         LIGRX
Loomis Sayles Investment Grade Bond Fund                          Y              0            15         LSIIX
Loomis Sayles Investment Grade Bond Fund                          N              0             0         LGBNX
Loomis Sayles Limited Term Gov't and Agency Fund                  A              25           20         NEFLX
Loomis Sayles Limited Term Gov't and Agency Fund                  Y              0            20         NELYX
Loomis Sayles Limited Term Gov't and Agency Fund                  N              0             0         LGANX
Loomis Sayles Multi-Asset Income Fund                             A              25           20         IIDPX
Loomis Sayles Multi-Asset Income Fund                             Y              0            20         YIDPX
Loomis Sayles Multi-Asset Income Fund                             N              0             0         LMINX
Loomis Sayles Senior Floating Rate and Fixed Income Fund          A              25           20         LSFAX
Loomis Sayles Senior Floating Rate and Fixed Income Fund          Y              0            20         LSFYX
Loomis Sayles Senior Floating Rate and Fixed Income Fund          N              0             0         LSFNX
Loomis Sayles Strategic Income Fund                             Admin            50           20         NEZAX

Loomis Sayles Strategic Income Fund                               A              25           20         NEFZX
Loomis Sayles Strategic Income Fund                               Y              0            20         NEZYX
Loomis Sayles Strategic Income Fund                               N              0             0         NEZNX
McDonnell Intermediate Municipal Bond Fund                        A              25           20         MIMAX
McDonnell Intermediate Municipal Bond Fund                        Y              0            20         MIMYX
Mirova Global Green Bond Fund                                     A              25           20         MGGAX
Mirova Global Green Bond Fund                                     Y              0            20         MGGYX
Mirova Global Green Bond Fund                                     N              0             0         MGGNX
Natixis Sustainable Future 2015 Fund                              N              0             0         NSFBX
Natixis Sustainable Future 2020 Fund                              N              0             0         NSFDX
Natixis Sustainable Future 2025 Fund                              N              0             0         NSFEX
Natixis Sustainable Future 2030 Fund                              N              0             0         NSFFX
Natixis Sustainable Future 2035 Fund                              N              0             0         NSFGX
Natixis Sustainable Future 2040 Fund                              N              0             0         NSFHX
Natixis Sustainable Future 2045 Fund                              N              0             0         NSFJX
Natixis Sustainable Future 2050 Fund                              N              0             0         NSFKX
Natixis Sustainable Future 2055 Fund                              N              0             0         NSFLX
Natixis Sustainable Future 2060 Fund                              N              0             0         NSFMX

EQUITY FUNDS:
AEW Real Estate Fund                                              A              25           30         NRFAX
AEW Real Estate Fund                                              Y              0            35         NRFYX
AEW Real Estate Fund                                              N              0             0         NRFNX
ASG Dynamic Allocation Fund                                       A              25           30         DAAFX
ASG Dynamic Allocation Fund                                       Y              0            25         DAYFX
ASG Tactical US Market Fund                                       A              25           30         USMAX
ASG Tactical US Market Fund                                       Y              0            25         USMYX
ASG Global Alternatives Fund                                      A              25           30         GAFAX
ASG Global Alternatives Fund                                      Y              0            25         GAFYX
ASG Global Alternatives Fund                                      N              0             0         GAFNX
ASG Managed Futures Strategy Fund                                 A              25           30         AMFAX
ASG Managed Futures Strategy Fund                                 Y              0            25         ASFYX
ASG Managed Futures Strategy Fund                                 N              0             0         AMFNX
Gateway Equity Call Premium Fund                                  A              25           30         GCPAX
Gateway Equity Call Premium Fund                                  Y              0            25         GCPYX
Gateway Equity Call Premium Fund                                  N              0             0         GCPNX
Gateway Fund                                                      A              25           30         GATEX
Gateway Fund                                                      Y              0            20         GTEYX
Gateway Fund                                                      N              0             0         GTENX
Natixis Oakmark Fund                                              A              25           30         NEFOX
Natixis Oakmark Fund                                              Y              0            20         NEOYX
Natixis Oakmark Fund                                              N              0             0         NOANX
Natixis Oakmark International Fund                                A              25           30         NOIAX
Natixis Oakmark International Fund                                Y              0            25         NOIYX
Natixis Oakmark International Fund                                N              0             0         NIONX
Natixis U.S. Equity Opportunities Fund                            A              25           30         NEFSX
Natixis U.S. Equity Opportunities Fund                            Y              0            20         NESYX
Natixis U.S. Equity Opportunities Fund                            N              0             0         NESNX
Loomis Sayles Dividend Income Fund                                A              25           30         LSCAX
Loomis Sayles Dividend Income Fund                                Y              0            25         LSCYX
Loomis Sayles Dividend Income Fund                                N              0             0         LDINX
Loomis Sayles Global Growth Fund                                  A              25           30         LSAGX
Loomis Sayles Global Growth Fund                                  Y              0            25         LSGGX
Loomis Sayles Global Growth Fund                                  N              0             0         LSNGX
Loomis Sayles Growth Fund****                                     A              25           30         LGRRX
Loomis Sayles Growth Fund****                                     Y              0            25         LSGRX
Loomis Sayles Growth Fund****                                     N              0             0         LGRNX

Loomis Sayles Global Allocation Fund                              A              25           30         LGMAX
Loomis Sayles Global Allocation Fund                              Y              0            25         LSWWX
Loomis Sayles Global Allocation Fund                              N              0             0         LGMNX
Loomis Sayles Small Cap Growth Fund**                          Retail            25           15         LCGRX
Loomis Sayles Small Cap Growth Fund**                       Institutional        0            15         LSSIX
Loomis Sayles Small Cap Growth Fund**                             N              0             0         LSSNX
Loomis Sayles Small Cap Value Fund                              Admin            50           15         LSVAX
Loomis Sayles Small Cap Value Fund                             Retail            25           15         LSCRX
Loomis Sayles Small Cap Value Fund                          Institutional        0            15         LSSCX
Loomis Sayles Small Cap Value Fund                                N              0             0         LSCNX
Loomis Sayles Small/Mid Cap Growth Fund                     Institutional        0             0         LSMIX
Loomis Sayles Value Fund                                        Admin            50           30         LSAVX
Loomis Sayles Value Fund                                          A              25           30         LSVRX
Loomis Sayles Value Fund                                          Y              0            25         LSGIX
Loomis Sayles Value Fund                                          N              0             0         LSVNX
Mirova Global Sustainable Equity Fund                             A              25           30         ESGMX
Mirova Global Sustainable Equity Fund                             Y              0            25         ESGYX
Mirova Global Sustainable Equity Fund                             N              0             0         ESGNX
Vaughan Nelson Select Fund                                        A              25           30         VNSAX
Vaughan Nelson Select Fund                                        Y              0            25         VNSYX
Vaughan Nelson Select Fund                                        N              0             0         VNSNX
Vaughan Nelson Small Cap Value Fund***                            A              25           30         NEFJX
Vaughan Nelson Small Cap Value Fund***                            Y              0            25         NEJYX
Vaughan Nelson Small Cap Value Fund***                            N              0             0         VSCNX
Vaughan Nelson Value Opportunity Fund.                            A              25           30         VNVAX
Vaughan Nelson Value Opportunity Fund                             Y              0            25         VNVYX
Vaughan Nelson Value Opportunity Fund                             N              0             0         VNVNX

--------
+ PLEASE SEE THE RELEVANT FUND'S PROSPECTUS FOR ADDITIONAL INFORMATION RELATING TO THE 12B-1 PLAN.
* THE ANNUAL SERVICE FEE RATE FOR INSTITUTIONAL CLASS SHARES OF THE LOOMIS SAYLES INFLATION PROTECTED SECURITIES FUND HAS CHANGED, FOR NEW INVESTORS ONLY, EFFECTIVE JUNE 7, 2010.
** THE LOOMIS SAYLES SMALL CAP GROWTH FUND IS CLOSED TO NEW INVESTORS EFFECTIVE SEPTEMBER 14, 2012.
*** THE VAUGHAN NELSON SMALL CAP VALUE FUND IS CLOSED TO NEW INVESTORS EFFECTIVE AUGUST 1, 2009.
**** LOOMIS SAYLES GROWTH FUND SOFT CLOSED. PLEASE SEE THE FUND'S SUMMARY PROSPECTUS FOR MORE DETAILS.

Each Fund and Class of Shares noted above may be offered and sold only in accordance with the terms and conditions set forth in the respective Fund's prospectus and statement of additional information, as amended from time to time. The Funds and the Distributor reserve the right to periodically close a Fund to new purchases of shares or refuse/limit any purchase or exchange order for any reason, including if the transaction is deemed not to be in the best interests of the Fund and its shareholders or is deemed disruptive to the management of the Fund. Consult the Funds' prospectuses for more information. Service Fee Rates, as set forth above, are only available for certain qualified and non-qualified defined contribution and defined benefit plan business and certain funded health benefit business serviced by Company. Payments under 12b-1 shall be made to the broker dealer of record on the account, if such broker dealer has a valid agreement with the Distributor. Class N shares do not pay 12b-1 fees or Service Fees.

                                   SCHEDULE B
                                  THE SERVICES

Services provided may include, but are not limited to, some or all of the following:

(A)   processing dividend and distribution payments from the Funds;
(B) providing periodic statements showing Plan or Participant positions in the Shares or share equivalents;
(C) arranging for bank wires for purchases or redemptions by Plans or Participants;
(D) responding to routine inquiries from authorized representatives of the Plans (the "Plan Representatives") or Participants relating to services performed by the Company;
(E) providing sub-accounting with respect to the Shares or the information necessary for sub- accounting for Plans or Participants;
(F) if required by law, forwarding shareholder communications from the Funds to Plans and Participants (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices);
(G) aggregating and processing purchase, exchange and redemption requests from and placing net purchase, exchange and redemption orders for Plans and Participants;
(H) providing a service that invests the assets of Plan or Participant accounts in the Shares pursuant to specific or pre-authorized instructions;
(I) establishing and maintaining accounts and records relating to transactions in the Shares for Plans and Participants;
(J) assisting Natixis Distribution and/or the Funds in changing dividend or distribution options, account designations and addresses; and
(K)   other similar services if requested by Natixis Distribution.

                                   SCHEDULE C
                                TRUST FUND/SERV

I.    NSCC'S FUND/SERV SYSTEM

1. USE OF FUND/SERV. The Company and Natixis Distribution or its designated agent are members of the National Securities Clearing Corporation ("NSCC") or otherwise have access to the NSCC's Fund/SERV system ("Fund/SERV") and Fund/SERV permits the transmission of Shareholder trade and registration data between the Company and Natixis Distribution or Natixis Distribution' designated agent and the Company desire to participate in Fund/SERV with each other.

2. NSCC NETWORKING. The Company and Natixis Distribution or its designated agent are members of the NSCC and hereby acknowledge that each has executed the Standard Networking Agreement ("Networking Agreement") as provided by the Investment Company Institute and have filed it with the NSCC. Each party agrees to participate in the NSCC Networking System with the other under the terms of such Networking Agreement.

II.   OBLIGATIONS OF NATIXIS DISTRIBUTION

1. TRANSACTIONS SUBJECT TO FUND/SERV. On each Business Day, Natixis Distribution, through its designated agent, shall accept, and effect Instructions from the Company electronically through Fund/SERV without supporting documentation from the Client in accordance with the terms and conditions set forth in Section IV, Subsection 4. On each Business Day, Natixis Distribution, through its designated agent, shall accept for processing any Instructions from the Company and shall process such Instructions in a timely manner.

2. PERFORMANCE OF DUTIES. Natixis Distribution, through its designated agent, shall perform any and all duties, functions, procedures and responsibilities under this Agreement and as otherwise established by the NSCC. Natixis Distribution, through its designated agent, shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. Natixis Distribution, through its designated agent, shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV; (b) the then current prospectuses and statements of additional information of the Funds; and (c) any provision relating to Fund/SERV in any agreement between Natixis Distribution, through its designated agent, and the Underwriter that would affect Natixis Distribution', through its designated agent, duties and obligations pursuant to this Agreement. Trust Agent shall be responsible for acts and omissions of any agent to the same extent it is responsible for its own acts and omissions hereunder.

3. ACCURACY OF INFORMATION, TRANSMISSIONS THROUGH, AND ACCESS TO FUND/SERV. Confirmed trades and any other information provided by Natixis Distribution, through its designated agent, to the Company through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC. Natixis Distribution, through its designated agent shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by Natixis Distribution, through its designated agent,.

III.  OBLIGATIONS OF THE COMPANY

1. TRANSACTIONS SUBJECT TO FUND/SERV. The Company certifies that all Instructions delivered to Natixis Distribution, through its designated agent, on any Business Day shall have been received by the Company from the Client by the Close of Trading on such Business Day and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to Natixis Distribution, through its designated agent, on the next Business Day. The Company further certifies that all such Instructions received by it from a Client by the Close of Trading on any Business Day will be delivered to Natixis Distribution, through its designated agent, on such Business Day.

2. PERFORMANCE OF DUTIES. The Company shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. The Company shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. The Company shall conduct each of the forgoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV, and; (b) the then current prospectuses and statements of additional information of the Funds.

3. ACCURACY OF INFORMATION, TRANSMISSIONS THROUGH, AND ACCESS TO FUND/SERV. Trade, registration, and if applicable, broker/dealer information provided by the Company to Natixis Distribution, through its designated agent, through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All instructions by the Company regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the Client. The Company shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by the Company.

4. INFORMATION RELATING TO FUND/SERV TRANSACTIONS. For each Fund/SERV transaction, including transactions establishing a Client Account with Natixis Distribution, through its designated agent,, the Company shall provide the Funds and Natixis Distribution, through its designated agent, with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which the Company hereby certifies is and shall remain true and correct. The Company shall maintain documents required by the Funds or by applicable law, rules or regulations to effect Fund/SERV transactions.

5. AS-OF TRANSACTIONS. Processing errors which result from any delay or error caused by the Company may be adjusted through Fund/SERV by the Company by the necessary transactions on an as-of basis Upon the Company's request for an as-of adjustment on a Client Account, the Company must provide to Natixis Distribution, through its designated agent, (i) medallion signature guarantee,
(ii) letter of indemnification, (iii) explanation of adjustment and (iv) representation that such adjusted Instruction has been received by the Company from the Client by the Close of Trading on such applicable Business Day. Such information may be transmitted to Natixis Distribution, through its designated agent, via facsimile and Natixis Distribution, through its designated agent, may in its sole discretion act upon the facsimile transmitted information. All costs to the Fund or Natixis Distribution, through its designated agent, associated with such adjustment transaction shall be borne by the Company, with payment to be made to Natixis Distribution, through its designated agent, within thirty
(30) days following Natixis Distribution', through its designated agent, billing request. In the case that such as-of adjustment results in a loss to the Fund, the Company shall make payment to Natixis Distribution, through its designated agent, within forty-eight (48) hours following receipt of a reclaim letter requesting reimbursement of such loss to the Fund.

6. TRADE CONFIRMATION. Any information provided by Natixis Distribution, through its designated agent, to the Company electronically through Fund/SERV and pursuant to this Agreement, shall satisfy the delivery obligations as outlined by SEC Rule 10b-10 and, as such, Natixis Distribution, through its designated agent, has the informed consent of the Company to suppress the delivery of this information using paper-media. The Company will promptly verify accuracy of confirmations of transactions and records received by Natixis Distribution, through its designated agent, through Fund/SERV.

7. SHAREHOLDER REPORTS AND OTHER DOCUMENTS; SOLICITATION OF PROXIES. The Company shall timely deliver to each Client all reports and other documents provided to it by the Funds or Natixis Distribution, through its designated agent, as is required by applicable securities law and the Company's Agreement with the Client, provided that the Company has timely received copies of such reports and/or documents. Subject to receipt by the Fund or Natixis Distribution, through its designated agent, of such supporting documentation as it may reasonably request, Natixis Distribution, through its designated agent, shall reimburse the Company for all reasonable out-of-pocket expenses incurred by the Company in mailing all such reports and/or documents. The Fund or Natixis Distribution, through its designated agent,, and the Company shall cooperate with each other in the solicitation and voting of proxies on behalf of the Funds according to the Company's responsibility under the terms of an agreement with the Client or as required by state law or Federal Regulation.

IV.    MISCELLANEOUS

1. OVERPAYMENTS. In the event any overpayment is made to the Company by Natixis Distribution, through its designated agent, the Company shall promptly repay such overpayment to Natixis Distribution, through its designated agent, after the Company receives notice of such overpayment. In the event any overpayment is made to Natixis Distribution, through its designated agent, by the Company, Natixis Distribution, through its designated agent, shall promptly repay such overpayment to the Company after Natixis Distribution, through its designated agent, receives notice of such overpayment.

2. NO AGENCY OR SALE OF SECURITIES. Neither party shall be authorized to act for or represent the other or in any way be deemed an agent or partner of the other. The services contemplated by this Agreement do not constitute the sale of securities between the parties.

3. INSURANCE. At all times the Company shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder. Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of the Company's employees. At all times the Fund shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder. Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of the Fund's employees.

4. STATEMENT OF OPERATING PROCEDURES TRUST PROCESSING. THE COMPANY WILL DETERMINE THE ACCOUNT RELATIONSHIPS.

(a) EXAMPLE #1 - FUND ACCOUNT WITH TRUST RELATIONSHIP BUT NO B/D DEFINED (FUND ACCEPTS TRADES AND GROSS SETTLEMENTS THROUGH FUND/SERV DIRECTLY FROM THE COMPANY).
      Registration: Trust Co. FBO Clearing/Settling Broker: The Company
      Client of Company: Defined on Account
      Trust Co. Address Agent for Firm (Executing Broker) None

(b) EXAMPLE #2 - FUND ACCOUNT WITH TRUST AND B/D RELATIONSHIP DEFINED (FUNDS ACCEPT TRADES AND GROSS SETTLEMENTS THROUGH FUND/SERV DIRECTLY FROM THE COMPANY. FUNDS ACCEPT TRADES AND NET SETTLEMENTS THROUGH FUND/SERV FROM THE BROKER DEALER. FUND IS REQUIRED TO SEND ACTIVITY FILES TO THE NON-SETTLING PARTY).
      Registration: Trust Co. FBO Clearing/Settling Broker: The Company
      Client of the Company: Defined on Account
      Trust Co. Address Agent for Firm (Executing Broker) Defined on Account

                                   SCHEDULE D

                       RULE 22C-2 POLICIES AND PROCEDURES

I.    SHAREHOLDER INFORMATION.

1. AGREEMENT TO PROVIDE INFORMATION. Company agrees to provide to the Fund, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or next change) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by Company during the period covered by the request.

2. PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) days from the date of the request as the Fund deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

The Fund reserves the right to request the information set forth in Section I.
(1) for each trading day and Company agrees, if so directed by the Fund, to provide the information.

3. FORM AND TIMING OF RESPONSE. Company agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in
Section I. (1). If requested by the Fund or its designee, Company agrees to use best efforts to determine promptly whether any specific person about whom it has received identification and transaction information specified in Section I. (1) is itself a financial intermediary ("indirect intermediary") and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section I. (1) for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Company additionally agrees to inform the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

4. LIMITATIONS ON USE OF INFORMATION. Fund agrees not to use the information received for marketing or any other similar purpose without Company's prior written consent.

5. AGREEMENT TO RESTRICT TRADING. Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through Company's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

6. FORM OF INSTRUCTIONS. Instructions to restrict or prohibit trading must include the TIN, ITIN, GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

7. TIMING OF RESPONSE. Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by Company.


8. CONFIRMATION BY COMPANY. Company must provide written confirmation to the Fund that instructions have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

9.    DEFINITIONS. For purposes of this schedule:

      (a) The term "Fund" includes the fund's principal underwriter and transfer agent. The term does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.*

      (b) The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by Company.

      (c) The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by Company in nominee name.

      (d) Note that the term "Shareholder" may have alternative meanings as follows: (1) for Retirement Plan Recordkeepers the term "Shareholder" means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares and (2) for Insurance Companies the term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by an Company.

      (e) The term "written" includes electronic writings and facsimile transmissions.

--------
* As defined in SEC Rule 22c-2(b), the term "excepted fund" means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.